Structured  Asset Securities Corporation  Mortgage Pass-Through
Certificates, Series 2004-S1
Schedule of Year-To-Date Principal and Interest Distributions to
Certificateholders for 2004
Class     Interest            Principal Paid Realized      Ending Balance
          Distribution                       Losses
A1        1,561,326.33        102,646,716.07 0.00          55,087,283.93
A2        286,340.46          0.00           0.00          18,486,000.00
B1        374,441.70          0.00           0.00          6,419,000.00
B2        256,958.30          0.00           0.00          4,405,000.00
M1        400,259.44          0.00           0.00          23,285,000.00
M2        434,847.49          0.00           0.00          19,509,000.00
M3        286,197.20          0.00           0.00          11,328,000.00
M4        186,648.85          0.00           0.00          6,922,000.00
M5        130,996.98          0.00           0.00          3,650,000.00
P         718,753.69          0.00           0.00          100.00
R         0.00                0.00           0.00          0.00
X         9,458,742.16        0.00           0.00          4,374,813.98